Exhibit 2

POWER OF ATTORNEY

2008

Appointee:         Nam-Ju Kim
Address:            Daelim Acrotel Building 6th Floor, 467-6 Dogok-Dong, Kangnam-Gu, Seoul, Korea 135-971
National ID #:    720407-1009151

In accordance with Article 86-6 of the Presidential Decree to the Securities and Exchange Act of Korea, the undersigned hereby appoints the Appointee as the attorney-in-fact, with full authority to exercise any power or act on behalf of the undersigned with respect to the matters arising in connection with Section 200-2 of the Securities and Exchange Act of Korea.

/s/ Ki-Yong Cho
Authorizer:         Ki-Yong Cho
Address:             Joongwon Building 8thFl, 158-3 Sokchon-Dong Songpa-Gu, Seoul Korea 138-190